[***] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.40

ADVERTISING AGREEMENT

This Advertising Agreement (the “Agreement”), effective as of December 10, 2004, is made and entered into by and between MyAgreeGuide.Com, Inc. a Nevada corporation with its principal place of business located at 1240 East 100 South, Suite 5, St. George, Utah 84790 (“Company”) and Six Continents Hotels, Inc., a Delaware corporation with its principal place of business located at Three Ravinia Drive, Suite 100, Atlanta, Georgia 30346-2149 (“SCH”), pursuant to the following recitals and clauses;

WHEREAS, SCH owns several hotel brands and owns, manages, and franchises hotels using those brand names internationally (“IHG”);

WHEREAS, Company desires to assist SCH in the marketing of its hotel brands by providing specified services upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the parties agree as follows:

1.                         Services. Company has the ability to provide the comprehensive services described in this Agreement. In accordance with the terms and conditions of this Agreement, Company shall provide SCH with services and SCH shall compensate Company for the services, as described in Exhibit “A,” which is attached hereto and incorporated herein as if fully rewritten herein (the “Services”). Any additional standard Company terms shall be attached hereto in Exhibit “B”. In the event of a conflict in the provisions of this Agreement and any Exhibits, this Agreement shall prevail. Any new programs or services to be added to this Agreement shall be added as an Exhibit to this Agreement and shall be in the same form as Exhibit “A”. Such Exhibit shall be in writing signed by Company and SCH and shall incorporate the terms of this Agreement.

2.                         Engagement and Authorization to Use Third Parties. Company is retained and appointed by SCH to develop, perform and carry out the services set forth and described in this Agreement. In order to perform the services, Company is authorized to enter into such third party contracts as may be reasonably necessary to carry out the purposes of this Agreement. Except as specifically set forth herein to the contrary, Company shall be liable to all third parties employed by the company.

3.                         Warranty. Company warrants that the purchased services will be original, will conform to stated specifications, will comply with descriptions in Company’s sales materials and brochures, will match Company’s samples, will conform to all applicable codes and standards, and will fulfill all prior representations by Company, its employees and agents. Company warrants that it has obtained appropriate releases granting SCH complete and unrestricted rights (unless otherwise specified in writing and attached to this Agreement) to use the services provided. The above warranty shall be for the benefit of SCH, its affiliates, successor and assigns. If Company’s standard warranty provides longer or better protection than the above warranty, then the Company’s standard warranty shall apply. The inspection or acceptance of services shall not be a waiver of rights under this warranty. This warranty shall survive delivery and acceptance of the purchased services.

4.                         Audit. Company shall keep, maintain and preserve at its principal place of business for at least two (2) years following termination or expiration of the term of this Agreement or any renewal(s) hereof, complete and accurate records of accounts related to services under this Agreement. Such records and accounts shall be available for inspection and audit at any time or times during or after the term of this Agreement or any renewal(s) hereof at the sole expense of SCH during reasonable hours upon notice by SCH or its designees. Company agrees to cooperate with SCH or designees of SCH in the performance of its duties of inspection and audit.

5.                         No Partnership. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Company and SCH. Neither party shall have the right to obligate or bind the other party in any manner whatsoever. Nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

6.                         Assignment. Any assignment or transfer of this Agreement, in whole or in part, or of any interest herein, without SCH’s prior written consent shall be void. SCH may assign this Agreement to a parent, subsidiary, or affiliate corporation.

7.                         Ownership of Intellectual Property. All advertising and marketing content provided by SCH and the component parts thereof, including without limitation, all ideas, plans, copy, slogans, creative concepts, videos, research, photographs, advertisements, commercials, musical compositions or other materials submitted, created, developed or supplied by SCH (the “Works”) shall be and remain SCH’s sole and exclusive property and shall be dealt with by Company as such. Company shall sign or cause to be signed such further documents as SCH may from time to time request to evidence this fact.

8.                         Use of Trademarks. Company shall have no right to use any of SCH’s intellectual property, including without limitation, trademarks, service marks, or copyrights of SCH or any of its subsidiaries or affiliates, except with the prior written approval of SCH. Company acquires no rights in any intellectual property, including without limitation, any trademarks, service marks or copyrights of SCH, its subsidiaries or affiliates. All usage shall inure to the benefit of SCH.

9.                         Internet Keyword Marketing - Company shall not purchase or sell placement rights for any of the Marks for Internet keyword marketing purposes.

10.                   Brand Loyal Marketing - Except as specifically permitted by this Agreement, Company shall not target, solicit, or otherwise make use of any date to seek business from, or offer business to,  IHG-brand loyal customers (i.e., customers who have expressed a preference for an IHG brand).

11.                   Predatory Advertising - Company shall not use, and shall prohibit all web sites within its control from using, any predatory advertising methods designed to generate traffic from IHG sites, or any other sites that exclusively promote IHG brands, for which Company has no contractual rights for the online promotion of any products or services other than IHG hotels. A predatory advertising method is an advertising method that creates or overlays links or banners on web sites, spawns browser windows, or utilizes any other method to generate traffic from a web site without that web site owner’s knowledge, permission, and participation.

12.                   Term. This Agreement shall become effective and shall terminate on the dates stated in Exhibit A. Termination of this Agreement shall not extinguish the rights or obligations of the parties hereunder with respect to indemnification, ownership and disposition of information, confidentiality, and accounting.

13.                   Termination for Cause and Default. If Company fails to comply with any provision under this Agreement, SCH may terminate this Agreement. In order to terminate this Agreement, SCH must give Company written notice at the breach and thirty (30) days to cure such breach. If Company fails to cure the breach within the period set forth immediately above or the breach cannot be cured, this Agreement shall be deemed terminated on the business day after the expiration of the period set forth above.

14.                   Company Indemnity. Company will indemnify and hold harmless SCH, its parents, divisions, subsidiaries, licensees, and affiliates, and their officers, directors, employees, agents, successors and assigns (collectively, “Indemnified Parties” and each of the foregoing being hereinafter referred to individually as “Indemnified Party”), against, and hold them harmless from, all liability to third parties and promptly reimburse them for all costs and expenses (including, without limitation, all settlements, judgments, fines, damages, reasonable legal fees, court costs, expert fees, etc.) by reason of any claim, demand, tax, penalty or judicial or administrative proceeding or investigation (even where negligence of the Indemnified Party it also alleged) arising from or in connection with:

A.                      any act omission or obligation of the Company, its parent, subsidiaries, licensees, affiliates, subcontractors, and suppliers and their respective officers, directors, employees, agents or successors or assigns (“Company”);

B.                        any service provided by the Company;

C.                        any failure to perform or breach of this Agreement by the Company;

D.                       any injury or death to persons or damage to property, sustained by any person that is a result of the alleged acts or omissions of the Company, including theft;

E.                         any and all claims alleging violation of Company’s Privacy Policy or misuse or Personal information of any customer or guest, or prospective customer or guest;

F.                         any violation or claimed violations of any third party’s trade secrets, proprietary information, trademarks, copyrights, patent rights, or other Intellectual property rights;

G.                        Company’s failure to perform all obligations owed to Company’s employees, including any claim that employees of Company might have or make for privilege, compensation, or benefits under any employee benefit plan: and

H.                       any and all sums due and owing to the Internal Revenue Service (IRS) for withholding, FICA, unemployment, or any other state or federal taxes. Company further agrees to timely make such withholdings, deposits, and payments to the IRS and appropriate state authorities for all employment related taxes withholding, FICA, and other taxes.

In any event, SCH will have the right, through counsel of its choice and at Company’s expense, to conduct or participate in the defense and to control any matter to the extent it could directly or indirectly affect SCH. Company shall cooperate with such defense to the fullest extent possible. Company will also reimburse SCH for all payments of money (including without limitation, all costs, expenses, fines, damages, legal fees, court costs, settlements, judgments, etc.) incurred by SCH to defend and protect itself from, or to remedy, defaults of Company under this Agreement.

15.                   SCH Indemnity. SCH will indemnify and hold harmless the Company, its parents, divisions, subsidiaries, licensees, and affiliates, and their officers, directors, employees, agents, successors and assigns (collectively, “Indemnified Company Parties” and each of the foregoing being hereinafter referred to individually as “Indemnified Company Party”), against, and hold them harmless from, all liability to third parties and promptly reimburse them for all costs and expenses (including, without limitation, all settlements, judgments, fines, damages, reasonable legal fees, court costs, expert fees, etc.) by reason of any claim, demand, tax, penalty or judicial or administrative proceeding or Investigation (even where negligence of the Indemnified Company Party is also alleged) arising from or in connection with:

A.                      any failure to perform or breach of this Agreement by SCH;

B.                        any and all claims of SCH alleging violation of SCH’s Privacy Policy or misuse or Personal Information of any customer or guest, or prospective customer or guest;

C.                        any violation or claimed violations of any third party’s trade secrets, proprietary information, trademarks, copyrights, patent rights, or other Intellectual property rights by SCH:

In any event, under this Indemnity agreement the Company will have the right, through counsel of its choice and at SCH’s expense, to conduct or participate in the defense and to control any matter to the extent it could directly or indirectly affect the Company. SCH shall cooperate with such defense to the fullest extent possible, SCH will also reimburse the Company for all payments of money (Including without limitation, all costs, expenses, fines, damages, legal fees, court costs, settlements, judgments, etc.) incurred by the Company to defend and protect itself from, or to remedy, defaults of SCH under this Agreement.

This Indemnity provision shall survive the expiration or termination of this Agreement by either party for any reason.

16.                   Limitation of Liability. Company understands that most participating hotels are independently owned by franchisees in the SCH system of hotels and that SCH does not control the day-to-day operations of franchised hotels. Company understands and agrees that the sole remedy available against SCH for failure by such franchisees to abide by their obligations shall be notification to the participating hotel that it may no longer participate in the activities contemplated by this Agreement. This shall not however, effect the ability of the Company to pursue damages against any Individual hotel owner in the event such occurs.

17.                   Confidentiality. In addition to, and not in lieu of, any Confidentiality Agreement the parties may have executed, each party agrees to keep confidential all data and other information that is designated as confidential. Information that is designated as confidential includes, without limitation, the following: (a) business, strategic development, financial, and marketing plans of both parties; (b) any information related to any SCH guest or employee, customer lists, sales plans, research, and market share Information; (c) any Information designated, orally or in writing, by either party as Confidential (hereinafter, “Confidential Information”).

Each party agrees not to use, sell or otherwise make Confidential Information available to any third parties. Each party shall restrict all Confidential information to employees or agents on a “need to know” basis, shall inform employees and agents of the confidentiality requirement, and shall take reasonable precautions to prevent any disclosures. For information that meets the applicable definition of a trade secret and retains trade secret status under applicable law, this obligation shall survive the termination of this Agreement. For all other Confidential Information, this obligation shall survive the termination of this Agreement for a period of two (2) years.

Company shall not use, sell, loan, rent, barter, transfer, or otherwise enter into any transaction regarding any personally-identifiable information related or relatable to any IHG hotel customer, IHG hotel guest, Priority Club® Rewards member, or Six Continents Club® member, derived from such customer’s, guest’s, or member’s use, purchase, or viewing of any goods or services offered or provided to any such customer or guest or prospective customer or guest by way of this Agreement (“Customer”), to any third party, except as such Customer may agree in advance in writing or by “check-box” approval on-line, with respect to such Customer’s personally-identifiable information. Company shall keep and maintain any records relating to such approvals for a period of no less than one year following the expiration of the term hereof.

Company shall defend and indemnify SCH against all losses (including legal costs) that SCH may incur by reason of any breach of this Section or any breach by SCH of any applicable data protection and privacy laws and regulations that is caused by Company.

18.                   Data Ownership, Collection and Access. SCH shall own all Personal Date collected by Company and Company’s agents, subcontractors, employees and contractual parties in the performance of this Agreement, or as otherwise acquired by Customer.

Personal Date may be disclosed to Company to perform a specific task under this Agreement. Company will use the data only to perform such task. Company shall ensure that the data is not used for any other purpose not specifically requested in writing by Customer. Company shall ensure that Personal Data is safely secured.

Company shall co-operate with SCH in complying with the exercise by SCH of rights with regard to Personal Data processed by Vendor under this Agreement and with any actions of data protection authorities.

Company shall identify to SCH an individual within your organization to act as point of contact for any Inquiries from SCH or data protection authorities relating to Personal Data.

Company shall cause the Personal Data disclosed to Company to be removed from all records after the specific task to which it relates under this Agreement has been performed or to be corrected or removed upon request.

19.                   Notices.

A.                      Notices of default and termination as well as any other notices, demands and other communications contemplated by this Agreement shall be addressed as follows:

To SCH at:

Six Continents Hotels, Inc.
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346-2149
Attention: Marketing Services
E-mail Address:
With a copy to the Legal Department
Fax number: 770-604-8442

To Company at:

MyAreaGuide.com, Inc.
1240 East 100 South, Suite5
St. George, Utah 84790
Attention: Dustin Moore, Vice-President Operations
E-mail address:

With a copy to:
Barry E. Clarkson, Esq.
CLARKSON & DRAPER, LLC
1240 East 100 South, Suite 222
St. George, Utah 84790

B.                        All notices of default and termination must be hand-delivered with proof of receipt; sent by certified or registered mail, return receipt requested; or sent by overnight courier, with proof of receipt; and shall be deemed given as of the date the receipt is signed. Notwithstanding the foregoing, notices of default and termination if being sent to Company may be e-mailed at the address above and shall be deemed given as of the date a response is received by SCH that the notice was received and opened.

C.                        All other notices, demands or communications may be sent by regular mail, postage prepaid, or by facsimile or e-mail (with evidence of completed transmission).

20.                   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

21.                   Compliance with Law. Each party hereto shall, at its own expense, comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of this Agreement.

22.                   Entire Agreement. This Agreement, together with the terms and conditions set forth in the Exhibits hereto, comprises the entire understanding of the parties and supersedes and cancels any previous oral or written agreements between the parties with respect to the subject matter hereof. Further, any and all prior representations or agreements by any agent or representative of either party shall be null and void. Any waiver, modification or amendment to this Agreement must be in writing and signed by officers of both parties. Any attempted waiver, modification or amendment not in writing and signed by officers of both parties shall be null and void.

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day and year first written above.

MYAREAGUIDE.COM, INC.		SIX CONTINENTS HOTELS, INC.

By:	/s/ Dustin Moore	By:	/s/ Chris Copp
Name:	Dustin Moore	Name:	Chris Copp
Title:	VP	Title:	[ILLEGIBLE]
Date:	12/09/04	Date:	12/14/04

EXHIBIT “A”

MYAREAGUIDE.COM NETWORK ADVERTISING AGREEMENT

Six Continents Hotels, Inc.
MyAreaguide Salesperson: Dustin Moore
Date: November, 2004

Total US	ADVERTISER	ADVERTISER AGENCY
Contact Person	Missie Smith
Company Name	InterContinental Hotels Group
Address-Line 1	Three Ravinia Drive, Atlanta GA 30346
Phone #	770.604.2091
Fax #	770.604.6636
Email	missie.smith@lchotelsgroup.com

Billing Information
Send Invoices To (choose one)	☐ Advertiser	☐ Agency
Advertiser or Agency Billing Contact Person	Chris Copp
Company Name	InterContinental Hotels Group
Billing Address	Three Ravinia Drive, Atlanta GA 30346
Billing Phone #	770.604.5457
Billing Fax #	770.604.5636
Billing Email Address	chris.copp@lchotelsgroup.com

Billing Schedule (select one)

☐ If total payment due to less than or equal to $5,000 and the advertiser is [ILLEGIBLE] to MyAreaguide.com Network, payment is due upon signing and must be received by MyAreaguide Network prior to start date.

Invoices will be due monthly commencing on the start date, due net 30 after advertiser’s receipt.

Payment Information

☐ Send Checks to: MyAreaguide.com, Inc.

Attn: Accounts Receivable

1240 E 100 S, #5

St. George, Utah 84790

☐ If payment due is greater than or equal to $80,000 please wire funds to Melton Bank, Pittsburg, ABA:  04300261. Credit to Merrill Lynch [ILLEGIBLE]: 101-1730 for further credit to Account #415-07158. MyAreaguide.com, Inc.

In the event of nonpayment, MyAreaguide.com reserves the right to immediately terminate this Advertising Agreement with written notice to Advertiser.

Advertising Inventory

Inventory Purchased	Start Date	Stop Date	Ad Type	Placement & Category	Cost of Banner	Total Price	Total Clicks

US Apartment Inventory by City. (1) Advertiser will provide MAG with an FTP of [ILLEGIBLE] feed of detailed information for Intercontinental Hotel Listings (“Advertiser Content” or “Listings”) for all properties.

(2) Listings included in Advertiser Content will include a thumbnail photo url, map link, detailed information, hotel rating, city, state, pictures, amenities, hotel information, hotel overview, address of hotel, hotel [ILLEGIBLE] for availability search, photos, points of interest, policy information, room information.

(3) MyAreaGuide.com shall populate the hotels database acceptable through the MAG site with the Listings. All such search functionality on the MAG Sites shall be hosted and maintained by MyAreaGuide.
(4) Clicking on a Listing, property thumbnail photo, availability search or a MAG Site hotel search results page will send visitors to Advertiser’s Intercontinental individual property.	12/20/04	2/20/05	Link	Hotels	[***]	[***]	[***]

Purchase Summary

Myareaguide.com Network	Total Price	Total Clicks Purchased	CPC
Entire Network for Hotels	[***]	[***]	[***]

Net Purchase Price	[***]	[***]	[***]

In the event guaranteed impressions or clicks are reached prior to the Stop Date, MyAreaguide may, at its option, discontinue banner or link at such earlier time. Any guarantees are to impressions or clicks (as measured by MyAreaguide.com in accordance with its counting methodologies). To the extent that there is a shortfall in impressions or clicks as of the end of the specified banner period, Myareaguide.com will provide, as Advertiser’s sole remedy, “make good” impressions or clicks through comparable placements. To the extent impressions or clicks commitments are identified without regard to specific placements, such placements will be as mutually agreed upon by MyAreaguide.com and Advertiser during the course of the display period. Myareaguide.com reserves the right to alter Advertiser start dates to accommodate trafficking needs or other operational needs. In such cases, MyAreaguide.com will make available to Advertiser reasonably equivalent start date(s) and extend the Stop Dates.

Terms and Conditions

EXHIBIT “B”

STANDARD TERMS AND CONDITIONS

MyAreaGuide.com, Inc. shall be hereinafter referred to as “MAG” and Six Continents Hotels, Inc. shall be hereinafter referred to as “Advertiser”.

The following Standard Terms and Conditions (the “Standard Terms”) shall be deemed to be incorporated into the attached Advertising Agreement (the “Advertising Agreement”) dated December 9, 2004.

1. Terms of Payment. Advertisor will be invoiced on the first day of the contract period set forth on the Advertising Agreement and Payment shall be made to MAG within thirty (30) days from the receipt of invoice (“Due Date”). Amounts paid after the Due Date shall bear interest at the rate of one percent (1½%) per month (or the highest rate permitted by law, if less). In the event Advertiser fails to make timely payment, Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by MAG in collecting such amounts. MAG reserves the right to suspend performance of its obligations (or under any other agreement with Advertisor) in the event Advertiser fails to make timely payment hereunder or under any other agreement with MAG.

2. Positioning. Except as otherwise expressly provided in the Advertising Agreement, positioning of advertisements within the MAG properties or on any page is at the sole discretion of MAG.

3. Right to Reject Advertisement. MAG reserves the right to reject Advertiser Content that is not consistent with MAG’s standards from time to time in effect with reasonable notice to Advertisor. In addition, MAG shall have the right, at any time with reasonable notice to Advertisor, to remove any Advertiser Content and/or to terminate this Agreement if MAG directed to do so by any law enforcement agency, court or government agency or if MAG determines, in its sole discretion, that the Advertiser Content, Promotional Displays, or any portion of such display thereof (i) violate MAG’s then applicable advertising policy; (ii) violate any law, rule or regulation; (iii) are the subject of a claim asserted by an entity with respect to trademarks, trade secret, service marks or other proprietary rights or (iv) are otherwise objectionable to MAG.

4. Renewal. Except as expressly set forth in the Advertising Agreement, any renewal of the Advertising Agreement and acceptance of any additional advertising order shall be at MAG’s and Advertiser’s sole discretion. Pricing for any renewal period is subject to change by MAG from time to time.

5. No Assignment or Resale of Ad Space. Neither Advertiser nor MAG may resell, assign or transfer any of its rights hereunder except to an affiliate, subsidiary or parent corporation, without the prior, express written consent of the non-assigning party, and any attempt to resell, assign or transfer such rights shall result in an immediate right to terminate this Agreement, at the non-assigning party’s sole discretion without liability to that party.

6. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL MAG AND/OR THE DISTRIBUTION AFFILIATES AND/OR ADVERTISER BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORSEEABLE, AND WHETHER OR NOT MAG OR ADVERTISER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING FROM ANY ASPECT OF THE ADVERTISING RELATIONSHIP PROVIDED FOR HEREIN, EXCEPT FOR INDEMNIFICATION OBLIGATIONS, BREACHES OF CONFIDENTIALITY OBLIGATIONS, ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. MAG AND ADVERTISER SHALL IN NO EVENT BE LIABLE TO THE OTHER FOR MORE THAN THE TOTAL AMOUNT OF ADVERTISING FEES PAID OR PAYABLE TO MAG HEREUNDER. MAG MAKES NO REPRESENTATIONS, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING MAG’S SERVICES OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALINGS AND COURSE OF PERFORMANCE. WITHOUT LIMITING THIS GENERALITY OF THE FOREGOING, MAG SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE NUMBER OF PERSONS WHO WILL ACCESS THE PROMOTIONAL DISPLAYS AND ANY BENEFIT ADVERTISER OR AGENCY MIGHT OBTAIN FROM INCLUDING THE PROMOTIONAL DISPLAYS BY MAG.

7. Warranties by Advertiser: Advertiser represents and warrants that (i) Advertiser holds the necessary rights to grant the rights to MAG granted herein to use the Advertiser Content and display of the same in Promotional Displays for the purpose of this Agreement; (ii) the use, reproduction, distribution, or transmission of Advertiser Content and the display of Promotional Displays will not violate any civil or criminal laws, rules or regulations or any rights of any third parties including but not limited to such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or entity; (iii) neither the Advertiser Content nor its use in promotional displays shall advertise or enable the unlawful sale of alcohol, tobacco, or firearm products of any unlawful gambling activity or lottery; and (iv) the Advertiser Content complies with all applicable laws, rules and regulations.

8. Advertisers Representations: Indemnification. Advertisements are accepted upon the representation that Advertiser has the right to publish the contents of the advertisement without infringing the rights of any third party and without violating any law. In consideration of such publication, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless, and its employees, representatives, agents and affiliates, against  any and all expenses and losses of any kind (including reasonable attorneys’ fees and costs) incurred by in connection with any claim of trademark or copyright infringement, defamation, breach of confidentiality, privacy violation, false or deceptive advertising or sales practices.

9. Provision of Advertising Materials. Advertiser will provide all material for the advertisement in accordance with MAG’s policies in effect from time to time as are communicated to Advertiser, including (without limitation) the manner of transmission to MAG and the lead-time prior to publication of the advertisement, MAG shall not be required to publish any advertisement that is not received in

This Advertising Agreement is subject to the terms and conditions (“Standard Terms”) of the Advertising Agreement dated December    , 2004 and Exhibit B of this Advertising Agreement, and such Standard Terms are made a part of this Advertising Agreement by reference. The signatory of this Advertising Agreement represents that the Advertising Agency has read and agrees to such Standard Terms.

Advertiser shall have the right to cancel or terminate this agreement without liability at any time and for any reason upon thirty (30) days prior written notice to MyAreaguide.com

Authorize Signatures

In order to bind the parties to this Advertising Agreement, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including the Standard Terms) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto).

Myareaguide.com		Advertiser

By:	/s/ Dustin Moore	By:	/s/ Michael Menis
(Signature)		(Signature)

Print Name: Dustin Moore		Print Name: Michael Menis

Title: Sales Manager		Title:	Director, [ILLEGIBLE]
(Print or Type)		(Print or Type)

Date:	12/20/04	Date:	12/17/04

accordance with such policies. Advertiser herby grants to MAG a non-exclusive, worldwide, fully paid license for the term of this agreement only to use, reproduce and display the advertisements (and the contents, trademarks and brand features contained therein) in accordance herewith.

9.                          Retention of Property Interest. Advertiser understands that this Agreement does not transfer any interest (property or otherwise) of MAG to Advertiser. MAG understands that this Agreement does not transfer any interest (property or otherwise) of Advertiser to MAG. All interests are retained by MAG and Advertiser respectively and each is only granted a license to use such interests subject to the Standard Terms and Conditions and the Advertising Agreement.

10.                    Confidentiality. The terms and conditions of this Agreement are confidential and neither party will make any public statement, press release, or other announcement relating to the terms and conditions of or the existence of this Agreement without the prior written approval of the other, unless required by law to do so. The confidentiality obligations herein shall in no way prevent Advertiser from communicating confidential information or terms of this agreement to its affiliates, subsidiaries, parents or franchisees for the purpose of conducting and promoting Advertiser’s, affiliates', subsidiaries', parents' or franchisees’ business.

11.                    Merger. The Standard Terms and Conditions together with the Advertising Agreement set forth the entire agreement between MAG and Advertiser. This Agreement supersedes any and all prior agreements (written or oral) of MAG and Advertiser with respect to the subject matter set forth herein.

12.                    Conflicts. MAG and Advertiser hereby expressly reserve the right to terminate this Agreement at any time said Agreement conflicts, or causes MAG or Advertiser, in their respective sole and absolute discretion, to breach or otherwise stand in violation of any other contract to which MAG or Advertiser is a party, whether past, present or future.

13.                    Successors in Interest. This Agreement is duly enforceable against the other party in accordance with its terms and conditions, and the rights and obligations herein shall inure to the benefit of the parties, their heirs, successors, and permitted assigns.

Agreed to in Conjunction with Advertising Agreement

/s/ Michael Menis
Signature of Advertiser

/s/ Dustin Moore
Signature of MAG